Exhibit (d)(11)
The Lincoln National Life Insurance Company

INDEX-LINKED DEFERRED VARIABLE ANNUITY LIVING BENEFITS AND ESTATE LOCK DEATH BENEFIT RIDER

This optional Rider is made a part of the entire Contract (the “Contract”) to which it is attached. Except as stated in this Rider, it is subject to all provisions contained in the Contract. In case of any conflict between the provisions of the Contract and this Rider, the provisions of this Rider will control. Coverage under this Rider begins on the Rider Date shown in the Rider Specifications.

SUMMARY OF RIDER PROVISIONS

This Rider provides a Guaranteed Minimum Withdrawal Benefit and an Estate Lock Death Benefit.

GUARANTEED MINIMUM WITHDRAWAL BENEFIT. The GUARANTEED MINIMUM WITHDRAWAL BENEFIT in this Rider provides an amount, up to the Protected Annual Income, that the Owner may withdraw, each Benefit Year for the Annuitant’s lifetime, if certain conditions are met as described in this Rider. This Rider will terminate upon assignment or a change in ownership of the Contract unless the new assignee or Owner meets the qualifications specified in the TERMINATION provision of this Rider.

ESTATE LOCK DEATH BENEFIT. The ESTATE LOCK DEATH BENEFIT in this Rider provides a Death Benefit upon the death of the Annuitant, if certain conditions are met as described in this Rider. The Estate Lock Death Benefit provision replaces the Contract Value Death Benefit described under the DETERMINATION OF DEATH BENEFIT AMOUNTS BEFORE THE ANNUITY COMMENCEMENT DATE provision in the Contract.

DEFINITIONS

Annuitant, for the purposes of this Rider, is the Natural Person used to determine the benefits under this Rider. The Contract may only have one Annuitant. If the Owner is a Natural Person, the Annuitant and Owner must be the same person. If the Owner is a Non-Natural Person, the Annuitant is the Natural Person named by the Owner. The Annuitant may not be changed on or after the Rider Date.

Benefit Year is each 12-month period starting with the Rider Date shown in the Rider Specifications and each Rider Date Anniversary thereafter.

Deferral Bonus Rate is the Rate used, in part, to determine the Protected Annual Income on the Protected Annual Income Start Date. The Deferral Bonus Rate is shown in the Rider Specifications.

Protected Annual Income Start Date is the date that the Owner elects, by Notice to Us, to begin withdrawing Protected Annual Income under this Rider. The Earliest Protected Annual Income Start Date is shown in the Rider Specifications. If the elected Protected Annual Income Start Date is not a Valuation Date, the Protected Annual Income Start Date will be on the first Valuation Date following such calendar day.

Rider Date Anniversary is the same calendar day as the Rider Date, each subsequent calendar year, if such date is a Valuation Date. If during any calendar year, the calendar day is not a Valuation Date, the Rider Date Anniversary will be the first Valuation Date following such calendar day and any transactions that should have occurred on the Rider Date Anniversary will be processed by Us on that Valuation Date.

Single Purchase Payment   means the amount paid into the Contract by the Owner.

Systematic Required Minimum Distributions are systematic periodic installments withdrawn via Our automatic withdrawal service of the amount needed to satisfy the required minimum distribution as determined by Us in accordance with Code Section 401(a)(9)(A), as amended, for the Contract to which this Rider is attached.

Withdrawal is the gross amount of a Withdrawal before any applicable charges and fees. Withdrawals are Conforming Withdrawals or Excess Withdrawals. Any Withdrawal that otherwise is a Conforming Withdrawal, but that is not made payable to the original Owner or the original Owner’s bank account, or to the original Annuitant or the original Annuitant’s bank account (if the Owner is a Non-Natural Person), will be treated as an Excess Withdrawal.
Conforming Withdrawals are all Withdrawals to the extent that the cumulative amount withdrawn (including the current Withdrawal) from the Contract in that Benefit Year is equal to or less than the Protected Annual Income. If the Owner receives only Systematic Required Minimum Distributions during a Benefit Year, all Systematic Required Minimum Distributions during that Benefit Year will be treated as Conforming Withdrawals. However, if a Withdrawal other than Systematic Required Minimum Distributions occurs during a Benefit Year, then that Withdrawal and any subsequent Withdrawals, including Systematic Required Minimum Distributions, will be treated as Excess Withdrawals to the extent that the cumulative amount withdrawn in that Benefit Year exceeds the Protected Annual Income. All Conforming Withdrawals will not be subject to a Surrender Charge.
Excess Withdrawals are all Withdrawals to the extent that the cumulative amount withdrawn (including the current Withdrawal) from the Contract in that Benefit Year exceeds each Conforming Withdrawal. All Withdrawals prior to the Protected Annual Income Start Date are Excess Withdrawals. All Excess Withdrawals will be subject to a Surrender Charge

GUARANTEED MINIMUM WITHDRAWAL BENEFIT PROVISION

This GUARANTEED MINIMUM WITHDRAWAL BENEFIT provision:
(a)	describes the conditions that must be met before the Owner may withdraw an amount up to the Protected Annual Income, each Benefit Year for the Annuitant’s lifetime; and
(b)	is effective from the Rider Date until this Rider terminates.

EFFECT OF DEATH WHEN THE GUARANTEED MINIMUM WITHDRAWAL BENEFIT PROVISION IS IN EFFECT. This Rider will terminate on the death of the Annuitant.

STATEMENTS. At least once each calendar year, We will furnish a statement to the Owner.

PROTECTED ANNUAL INCOME

The Protected Annual Income is the amount that may be withdrawn from the Contract by the Owner, each Benefit Year, as a Conforming Withdrawal on or after the Earliest Protected Annual Income Start Date shown in the Rider Specifications. To begin receiving Protected Annual Income, the Owner must elect, by Notice to receive Protected Annual Income and a requested Protected Annual Income Start Date. The Protected Annual Income may be withdrawn during the Annuitant’s lifetime until the Protected Annual Income is reduced to $0. The Protected Annual Income may also be continued for the Annuitant’s lifetime if the conditions described in the PROTECTED ANNUAL INCOME ANNUITY PAYMENT OPTION or CONTRACT VALUE REDUCES TO $0 provisions are satisfied.

Any part of the Protected Annual Income not taken during a given Benefit Year cannot be taken in a subsequent Benefit Year without causing an Excess Withdrawal.

Beginning on the Protected Annual Income Start Date, the Owner can no longer lock the Interim Value of a Segment of any Indexed Account as described in any Indexed Account Riders attached to the Contract.

PROTECTED ANNUAL INCOME RATE
The Protected Annual Income Rate is equal to (1) plus (2), where:
(1)	is the Initial Protected Annual Income Rate shown in the Rider Specifications; and
(2)	is the Deferral Bonus Rate shown in the Rider Specifications, multiplied by the number of completed Benefit Years that the Annuitant was eligible for a Deferral Bonus Rate.

To be eligible for a Deferral Bonus Rate on each Rider Date Anniversary, each of the following conditions must be satisfied:
(1)	The preceding Benefit Year is during the Deferral Bonus Rate Period, shown in the Rider Specifications; and
(2)	The Annuitant is under the Deferral Bonus Rate Maximum Age, shown in the Rider Specifications; and
(3)	The Protected Annual Income Start Date has not commenced.

PROTECTED ANNUAL INCOME ON OR AFTER THE PROTECTED ANNUAL INCOME START DATE
The Protected Annual Income on the Protected Annual Income Start Date is equal to (1) multiplied by (2), where:
(1)	is the Protected Annual Income Rate; and
(2)
is the greater of the Contract Value or the Percentage of Single Purchase Payment, shown in the Rider Specifications, reduced by all Excess Withdrawals in the same proportion that the Excess Withdrawal reduced the Contract Value.

After the initial Protected Annual Income is calculated, the Protected Annual Income will not change, except if an Excess Withdrawal is taken. On the Valuation Date the Excess Withdrawal is taken, the Protected Annual Income will be reduced in the same proportion that the Excess Withdrawal reduced the Contract Value.

MAXIMUM PROTECTED ANNUAL INCOME. The Maximum Protected Annual Income is shown in the Rider Specifications. This maximum is the combined Protected Annual Income amounts (including any guaranteed amounts, Guaranteed Annual Income amount(s), Protected Annual Income amount(s), Maximum Annual Withdrawal amount(s), Guaranteed Income Benefit(s), Lifetime Benefit Amount(s) for all Company annuity contracts and riders, including annuity contracts and riders with an affiliated company, for which the Annuitant or Secondary Life, if applicable, is a Measuring Life or Owner. This maximum is determined by summing the guaranteed amounts on each Valuation Date.

CONTRACT VALUE REDUCES TO $0
On the Valuation Date the Contract Value reduces to $0, if the Contract has not been surrendered, terminated or assigned for value, the Protected Annual Income will continue for the Annuitant’s lifetime and a Protected Lifetime Income Fee will no longer apply.

The Owner may elect to receive the Protected Annual Income at any frequency We offer, subject to Our minimum payment amount rules then in effect, but no less frequently than annually.

When the Contract Value is $0, no Death Benefit will be paid.

PROTECTED ANNUAL INCOME ANNUITY PAYMENT OPTION

The Protected Annual Income Annuity Payment Option may be irrevocably elected by the Owner upon Notice to Us, on or after the Earliest Protected Annual Income Start Date shown in the Rider Specifications, provided the Contract has not been surrendered or assigned for value. If elected, the Owner will receive payment equal to the Protected Annual Income each Benefit Year for Annuitant’s lifetime and a Protected Lifetime Income Fee will no longer apply.

The Owner may elect to receive the Protected Annual Income at any frequency We offer, subject to Our minimum payment amount rules then in effect, but no less frequently than annually.

When this Protected Annual Income Annuity Payment Option is in effect, the Owner will no longer have access to the Contract Value and no Death Benefit will be paid.

PROTECTED LIFETIME INCOME FEE FOR THE GUARANTEED MINIMUM WITHDRAWAL BENEFIT

PROTECTED LIFETIME INCOME FEE RATE. The Initial Annual Protected Lifetime Income Fee Rate is shown in the Rider Specifications.

The Protected Lifetime Income Fee Rate may change, as described in the Rider Specifications, but the Annual Protected Lifetime Income Fee Rate will never exceed the Guaranteed Maximum Annual Protected Lifetime Income Fee Rate shown in the Rider Specifications.

DETERMINING THE PROTECTED LIFETIME INCOME FEE. While this Rider is in effect, a Protected Lifetime Income Fee is deducted from the Contract Value on each Rider Date Anniversary. If the day is not a Valuation Date, and a Protected Lifetime Income Fee is due, that fee will be deducted on the first Valuation Date following such calendar day.

The amount of the Protected Lifetime Income Fee is the Protected Lifetime Income Fee Rate multiplied by the Contract Value on the Valuation Date the fee is deducted. This Protected Lifetime Income Fee is calculated and deducted:
(a)	before any Withdrawals or fees that occur on the Valuation Date the Protected Lifetime Income Fee is determined; and
(b)	after the Segment Ending Value, if any, is determined, as described in any Indexed Account Riders attached to the Contract, on the Valuation Date the Protected Lifetime Income Fee is determined.

Protected Lifetime Income Fees will be deducted from each Indexed Account, on a proportional basis. If this Rider is terminated, other than due to death or due to TERMINATION OF THIS RIDER provision item (c) below, a pro-rata Protected Lifetime Income Fee will be calculated and deducted upon termination of this Rider.

ADJUSTMENTS TO THE PROTECTED LIFETIME INCOME FEE RATE ON A RIDER DATE ANNIVERSARY. While this Rider is in effect, the Protected Lifetime Income Fee Rate may change on a Rider Date Anniversary, any time after the period shown under the Protected Lifetime Income Fee Rate Annual Review in the Rider Specifications. We reserve the right to review and adjust the current Protected Lifetime Income Fee Rate no more frequently than once annually and any decision to adjust the Protected Lifetime Income Fee Rate will be at Our discretion, subject to the Guaranteed Maximum Annual Protected Lifetime Income Fee Rate shown in the Rider Specifications. We will provide Notice to the Owner of any change to the Protected Lifetime Income Fee Rate.

ESTATE LOCK DEATH BENEFIT PROVISION

This ESTATE LOCK DEATH BENEFIT provision:
(a)	replaces the Contract’s DETERMINATION OF DEATH BENEFIT AMOUNTS BEFORE THE ANNUITY COMMENCEMENT DATE provision.
(b)	provides the Death Benefit payable under the Contract on the death of the Annuitant, if this Rider is in effect.
(c)	replaces the Contract’s DEATH BENEFIT OPTION ON CONTRACT DATE field of the CONTRACT SPECIFICATIONS with the DEATH BENEFIT ON CONTRACT DATE field shown in the Rider Specifications.

The Contract’s DETERMINATION OF DEATH BENEFIT AMOUNTS BEFORE ANNUITY COMMENCEMENT DATE provision is replaced by the following:
DETERMINATION OF AMOUNTS. The Estate Lock Death Benefit amount is equal to the greater of:
(a)	the Contract Value on the Valuation Date We approve the payment of this Death Benefit; or
(b)
the Single Purchase Payment as reduced by Excess Withdrawals or amounts that may be deducted for premium tax, as of the Valuation Date We approve this Death Benefit for payment.  The Single Purchase Payment will be reduced in the same proportion that an Excess Withdrawal or premium tax deduction reduced the Contract Value. The result will never to be less than $0. The Single Purchase Payment is not reduced for Conforming Withdrawals.

Upon the death of the Annuitant who is the Owner, We will pay the Estate Lock Death Benefit to the designated Beneficiary(s). If there are no designated Beneficiaries, We will pay the Estate Lock Death Benefit to the Owner's estate. If the Owner is a Non-Natural Person, the death of the Annuitant will be treated as the death of the Owner.

If at any time the Owner who is the Annuitant named on the Contract is changed, this Rider will terminate and the Death Benefit for the new Owner or Annuitant will be the Contract Value Death Benefit as described in the Contract’s DETERMINATION OF DEATH BENEFIT AMOUNTS BEFORE THE ANNUITY COMMENCEMENT DATE provision.

While this Rider is in effect, any request to change ownership will be subject to Our approval on a non-discriminatory basis. We assume no responsibility for the validity or tax consequences of any change in ownership.

ESTATE LOCK DEATH BENEFIT TERMINATION. The Estate Lock Death Benefit will terminate upon the earliest of the following to occur:
(a)	on the death of the Annuitant;
(b)	on the Annuity Commencement Date, and no Death Benefit will be paid under the Contract;
(c)	if the Protected Annual Income Annuity Payment Option is in effect, and no Death Benefit will be paid under the Contract;
(d)	on the Valuation Date the Contract Value reduces to $0, and no Death Benefit will be paid under the Contract;
(e)	if an Excess Withdrawal is taken prior to the Earliest Protected Annual Income Start Date shown in the Rider Specifications. The Contract Value Death Benefit under the Contract will then apply; or
(f)	if an Owner named on the Contract is changed. The Contract Value Death Benefit under the Contract will then apply.

ESTATE LOCK DEATH BENEFIT CHARGE

ESTATE LOCK DEATH BENEFIT CHARGE RATE. The Initial Annual Estate Lock Death Benefit Charge Rate is shown in the Rider Specifications.

The Estate Lock Death Benefit Charge Rate may change, as described in the Rider Specifications, but the Annual Estate Lock Death Benefit Charge Rate will never exceed the Guaranteed Maximum Annual Estate Lock Death Benefit Charge Rate show in the Rider Specifications.

DETERMINING THE ESTATE LOCK DEATH BENEFIT CHARGE.  While the ESTATE LOCK DEATH BENEFIT provision of this Rider is in effect, an Estate Lock Death Benefit Charge is deducted from the Contract Value on each Rider Date Anniversary. If the day is not a Valuation Date, and an Estate Lock Death Benefit Fee is due, that fee will be deducted on the first Valuation Date following such calendar day.

The amount of the Estate Lock Death Benefit Charge is the Annual Estate Lock Death Benefit Charge Rate multiplied by the Death Benefit amount equal to item (b) of the DETERMINATION OF AMOUNTS of this Rider, on the Valuation Date the Estate Lock Death Benefit Charge is deducted. This Estate Lock Death Benefit Charge is calculated and deducted:
(a)	before any Withdrawals or fees that occur on the Valuation Date the Estate Lock Death Benefit Charge is determined; and
(b)	after the Segment Ending Value, if any, is determined, as described in any Indexed Account Riders attached to the Contract, on the Valuation Date the Estate Lock Death Benefit Charge is determined.

Estate Lock Death Benefit Charges will be deducted from each Indexed Account on a proportional basis. If this Rider is terminated, other than due to the death of the Owner or Annuitant or due to TERMINATION OF THIS RIDER provision item (c) below, a pro-rata Estate Lock Death Benefit Charge will be calculated and deducted upon termination of this Rider.

ADJUSTMENTS TO THE ESTATE LOCK DEATH BENEFIT CHARGE RATE ON A RIDER DATE ANNIVERSARY. While the ESTATE LOCK DEATH BENEFIT provision of this Rider is in effect, the Estate Lock Death Benefit Charge Rate may change on a Rider Date Anniversary, any time after the period shown under the Estate Lock Death Benefit Charge Rate Annual Review in the Rider Specifications. We reserve the right to review and adjust the current Estate Lock Death Benefit Charge Rate no more frequently than once annually and any decision to adjust the Estate Lock Death Benefit Charge Rate will be at Our discretion, subject to the Guaranteed Maximum Annual Estate Lock Death Benefit Charge Rate shown in the Rider Specifications. We will provide Notice to the Owner of any change to the Annual Estate Lock Death Benefit Charge Rate.

TERMINATION OF THIS RIDER

The Owner may not Terminate this Rider. This Rider will terminate upon the earliest of the following to occur:
(a)	the date the Contract to which this Rider is attached terminates;
(b)	the date the Owner is changed due to death or pursuant to an enforceable divorce agreement or decree; excluding
1.	Changes in ownership to or from certain trusts, for the benefit of the same individual; or
2.	Adding or removing the Owner’s spouse to the Contract;
(c)	the Annuity Commencement Date of the Contract to which this Rider is attached, except under the Protected Annual Income Annuity Payment Option;
(d)	the death of the Annuitant;
(e)	the date the Owner sells or assigns for value the Contract, or discounts or pledges it as collateral for a loan or as a security for the performance of an obligation or any other purpose; or
(f)	the date the Protected Annual Income equals $0 as the result of an Excess Withdrawal.

Upon termination of this Rider, this Rider’s benefits and fees will terminate. If this Rider is terminated, other than due to death or due to item (c) above, a pro-rata Protected Lifetime Income Fee and Estate Lock Death Benefit Charge will be deducted upon termination of this Rider.
RIDER SPECIFICATIONS

Index-Linked Deferred Variable Annuity Living Benefits and Estate Lock Death Benefit Rider
Contract Number: 0123456
Rider Date: February 1, 2025
Owner(s): Abraham Lincoln
Annuitant: Abraham Lincoln
Guaranteed Maximum Annual Protected Lifetime Income Fee Rate: 2.75%
Initial Annual Protected Lifetime Income Fee Rate: 1.40%
Initial Protected Annual Income Rate: XX.XX%
Percentage of Single Purchase Payment: 50%

Deferral Bonus Rate: XX.XX%

Deferral Bonus Rate Period: XX Benefit Years from the Rider Date

Deferral Bonus Rate Maximum Age: Attained Age 99
Earliest Protected Annual Income Start Date: The later of the 1st Rider Date Anniversary or the Annuitant’s Attained    Age 59
Maximum Protected Annual Income: $600,000
Guaranteed Maximum Annual Estate Lock Death Benefit Charge Rate: 1.60%
Initial Annual Estate Lock Death Benefit Charge Rate: 0.45%

Death Benefit on Rider Date: The Estate Lock Death Benefit is the death benefit that applies, subject to the terms of the Rider, upon the death of the Annuitant.

Protected Lifetime Income Fee Rate Annual Review. The Protected Lifetime Income Fee Rate may change at any time after the 10th Rider Date Anniversary.

Estate Lock Death Benefit Charge Rate Annual Review. The Estate Lock Death Benefit Charge Rate may change at any time after the 10th Rider Date Anniversary.